Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2020, relating to the financial statements, and the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
Houston, Texas

December 9, 2021